UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2018
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Shareholders of GATX Corporation (the “Company”), the shareholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Election of Directors

The ten individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2019 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Aigotti	33,884,947	290,362	57,939	2,487,209
Anne L. Arvia	33,900,974	278,936	53,338	2,487,209
Ernst A. Häberli	33,030,514	1,147,746	54,987	2,487,209
Brian A. Kenney	32,901,849	1,277,793	53,605	2,487,209
James B. Ream	34,013,002	166,370	53,875	2,487,209
Robert J. Ritchie	33,886,788	290,859	55,601	2,487,209
David S. Sutherland	33,783,400	394,119	55,728	2,487,209
Casey J. Sylla	32,991,895	1,185,471	55,881	2,487,209
Stephen R. Wilson	34,005,093	171,189	56,965	2,487,209
Paul G. Yovovich	33,817,114	359,510	56,623	2,487,209

Proposal 2 - Advisory Resolution on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
33,405,006	728,569	99,672	2,487,209

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, by the following vote:

For	Against	Abstain
35,314,748	1,345,254	60,454

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
May 2, 2018